Exhibit 99.1

Berkshire Hills Reports 46 Cents Third Quarter Core EPS;

Dividend Declared

PITTSFIELD, MASS, October 27, 2014 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported a 5% increase in core earnings per share to $0.46 in the third quarter of 2014 from $0.44 in the prior quarter.  Third quarter core EPS advanced by 7% year-over-year.  Berkshire continues to generate higher revenue as it builds business volumes across its regional markets.  GAAP EPS was $0.48 in the third quarter of 2014 and $0.46 in the prior quarter, reflecting the $0.02 per share quarterly benefit of a lower GAAP tax rate that resulted from non-core branch acquisition related costs in the first quarter.

THIRD QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter):

•              5% increase in core earnings per share

•              5% annualized increase in net revenue

•              9% annualized increase in total loans

•              8% annualized increase in deposits

•              6% increase in demand deposits

•              0.44% non-performing assets/assets

•              0.28% net loan charge-offs/average loans

CEO Michael Daly stated, “Core EPS has grown by $0.02 per share in each of the last three quarters and is now up 15% compared to the $0.40 result in the fourth quarter of 2013.  We continue to generate solid revenue growth from business expansion which is illustrated by balance sheet growth and year-over-year gains in all categories of fee income.”

Mr. Daly continued, “The Berkshire team was strengthened across our franchise in the third quarter.  A five person small business banking team joined us in Albany, following our first quarter branch purchase in New York.    We recruited a senior commercial real estate lender in Hartford and added wealth management professionals in several Massachusetts markets.  Our strong electronic banking solution was enhanced with the addition of a leading online fraud protection service, and we added to our solutions for mobile customers.  Our company’s initiatives were recognized with several marketing, communications and philanthropic awards, and our growing small business banking team was named the top SBA lender in Western Massachusetts.  In addition, we recently opened a new branch located within our Westborough office, which serves as the regional headquarters in our Central Massachusetts market.”

Mr. Daly concluded, “Our management disciplines are evidenced by improvement in our efficiency ratio and return on assets, together with further strengthening of our asset quality metrics.  I’m excited about our many opportunities to deliver on our brand promise to our markets and to further boost bottom line results for our investors.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.18 per share to shareholders of record at the close of business on November 13, 2014, payable on November 26, 2014.  This dividend equates to a 3.0% annualized yield based on the $24.02 average closing price of Berkshire’s common stock during the third quarter.

FINANCIAL CONDITION

In the most recent quarter, Berkshire produced annualized growth of 9% for total loans and 8% for total deposits.  Measures of capital, asset quality, liquidity, and interest rate sensitivity remained solid.  Tangible book value per share increased during the quarter by 2% to $16.67 and total book value per share increased by 1% to $27.69.  Berkshire’s assets totaled $6.4 billion at quarter-end.

Berkshire recorded organic growth in all major loan categories in the most recent quarter.  Total commercial loans increased at a 4% annualized rate, bringing year-to-date annualized growth to 14%.  Both commercial real estate and commercial and industrial balances advanced for the quarter and year-to-date.  Commercial activity has been spread across the franchise, with the strongest third quarter production in Eastern Massachusetts and New York.  Residential mortgage balances advanced on higher originations volume.  Consumer loan balances benefited from ongoing indirect auto originations together with improved home equity outstandings.  Total consumer balances grew at an 18% annualized rate in the third quarter, bringing the year-to-date annualized growth rate to 17%.

Asset quality metrics remained favorable.  Annualized net loan charge-offs measured 0.28% of average loans for the quarter.   Quarter-end non-performing assets decreased to 0.44% of total assets and accruing delinquent loans decreased to 0.44% of total loans.  The loan loss allowance remained at 0.77% of total loans; approximately 18% of quarter-end loans were balances recorded at fair value in recent bank acquisitions.

Annualized deposit growth of 8% in the third quarter was driven primarily by demand deposits and time accounts.  Demand deposit balances increased at a strong 25% annualized rate, including growth in commercial balances following the significant increase in commercial lending balances over the year.   Berkshire promotes its non-interest bearing checking accounts as a focus for relationship acquisition and enhancement.  Time deposit growth was accompanied by a 7 basis point decrease in the cost of these deposits during the quarter.

Investment securities, cash balances, and borrowings were all reduced during the quarter.  At quarter-end, the ratio of loans/deposits stood at 100%.  The ratio of equity/assets increased to 11.0% and tangible equity/assets improved to 6.9%.

RESULTS OF OPERATIONS

Third quarter 2014 core earnings increased by 4% to $11.4 million, or $0.46 per share, from $10.9 million, or $0.44 per share, in the prior quarter.  Third quarter core earnings per share increased by 7% from $0.43 in 2013.  Non-core charges related to the bank’s recent charter change were offset by securities gains.  GAAP earnings in the most recent quarter totaled $12.0 million, or $0.48 per share.   GAAP EPS totaled $0.46 in the second quarter of 2014 and $0.33 in the third quarter of 2013.

The core return on tangible equity improved to 11.8% in the most recent quarter, representing the third consecutive quarterly increase in this metric.  The GAAP return on equity improved to 7.0% which was the highest result in the last five quarters.  The efficiency ratio improved to 62.89% from 62.96% in the prior quarter.

Third quarter net revenue increased by 1% compared to the prior quarter, including 1% increases in both net interest income and non-interest income.  Growth in net interest income was driven by the 2% increase in average earning assets resulting from loan growth.  The net interest margin decreased to 3.20% in the third quarter from 3.26% in the prior quarter.  This decrease was primarily due to lower interest rates on newly originated mortgages and consumer loans reflecting the ongoing impact of the interest rate environment.  Net interest income includes purchased loan accretion which is largely comprised of recoveries on the resolution of impaired loans purchased in previous bank acquisitions.  This accretion totaled $1.2 million in the most recent quarter, compared to $1.0 million in the prior quarter, and it contributed 0.08% and 0.07% to the margin in these respective quarters.

Third quarter fee income was unchanged from the prior quarter.  Mortgage banking revenue rose on higher business volume which benefited from an expanded originations team and product set.  This growth offset the decrease in commercial loan interest rate swap income related to the elevated second quarter commercial loan growth.  Total third quarter fee income increased by 27% year-over-year.  This included organic growth in all major categories along with the benefit of the New York branch acquisition in January 2014.

The loan loss provision totaled $3.7 million in the third quarter, decreasing from $4.0 million in the prior quarter due to higher second quarter loan growth.  Third quarter net loan charge-offs totaled $3.1 million, and the loan loss allowance increased by $0.6 million.

Third quarter non-interest expense increased by 1% over the prior quarter primarily due to increased compensation expense related to business expansion.  The core tax rate was 30% in both periods and the GAAP tax rate was 26% due to the full year impact of the first quarter branch acquisition charges.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, October 28, 2014 to discuss the results for the quarter and provide guidance about expected future results. Participants should dial-in to the call 10-15 minutes before it begins. Information about the conference call follows:

Dial-in:  888-317-6003

Elite Entry Number:  4239712

Webcast:  berkshirebank.com (investor relations link)

A telephone replay of the call will be available through Wednesday, November 5, 2014 by calling 877-344-7529 and entering conference number: 10053457. The webcast will be available at Berkshire’s website above for an extended period of time.  A print-friendly version of this news release will be available at the web link shown above.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®.  The Company has $6.4 billion in assets and 91 full-service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including securities gains/losses, losses recorded for hedge terminations, merger costs, restructuring costs, systems conversion costs, and out-of-period adjustments.  Non-core adjustments are presented net of an adjustment for income tax expense.  This adjustment in 2013 was based on the marginal tax rate applied to the net non-core pre-tax adjustments.  In 2014, due to the comparative magnitude of the non-core items, this adjustment was determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income.  Accordingly, GAAP net income exceeded core income in the two most recent quarters due to the higher effective full year tax rate on core income before the net non-core charges.  The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items.  The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community.  Charges related to merger and acquisition activity consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  Systems conversion costs relate primarily to the Company’s core systems conversion and related systems conversions costs.   Restructuring costs primarily consist of employee severance costs, as well as costs and losses associated with the disposition of assets which were undertaken as a project to right-size expenses following a decline in revenue in 2013.  Out-of-period accounting adjustments for interest income on acquired loans were recorded following systems conversions and merger related accounting activity and were deemed non-core.  Other non-core expenses include variable rate compensation related to non-core items as well as expenses related to the Bank’s charter change.

# # #

CONTACTS

Investor Relations Contact

Allison O’Rourke, Vice President - Investor Relations; 413-236-3149

Media Contact

Ray Smith, Assistant Vice President - Marketing; 413-236-3756

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	September 30,	June 30,	December 31,
(In thousands)	2014	2014	2013
Assets
Cash and due from banks	$58,624	$81,642	$56,841
Short-term investments	12,201	31,236	18,698
Total cash and short-term investments	70,825	112,878	75,539

Trading security	14,745	14,971	14,840
Securities available for sale, at fair value	1,058,965	1,080,668	760,048
Securities held to maturity, at amortized cost	42,596	43,178	44,921
Federal Home Loan Bank stock and other restricted securities	54,646	59,479	50,282
Total securities	1,170,952	1,198,296	870,091

Loans held for sale, at fair value	29,091	20,185	15,840

Residential mortgages	1,445,861	1,397,231	1,384,274
Commercial real estate	1,595,400	1,579,500	1,417,120
Commercial and industrial loans	732,960	727,959	687,293
Consumer loans	778,561	745,613	691,836
Total loans	4,552,782	4,450,303	4,180,523
Less: Allowance for loan losses	(34,966)	(34,353)	(33,323)
Net loans	4,517,816	4,415,950	4,147,200

Premises and equipment, net	87,166	86,936	84,459
Other real estate owned	4,854	2,445	2,758
Goodwill	264,770	264,770	256,871
Other intangible assets	12,524	13,761	13,791
Cash surrender value of bank-owned life insurance	103,749	102,988	101,530
Deferred tax asset, net	38,503	37,911	50,711
Other assets	51,908	55,254	54,009
Total assets	$6,352,158	$6,311,374	$5,672,799

Liabilities and stockholders’ equity
Demand deposits	$844,480	$794,574	$677,917
NOW deposits	420,290	416,879	353,612
Money market deposits	1,394,558	1,425,348	1,383,856
Savings deposits	474,774	478,770	431,496
Time deposits	1,429,231	1,362,992	1,001,648
Total deposits	4,563,333	4,478,563	3,848,529

Senior borrowings	951,105	964,179	974,428
Subordinated borrowings	89,730	89,713	89,679
Total borrowings	1,040,835	1,053,892	1,064,107

Other liabilities	51,053	88,456	82,101
Total liabilities	5,655,221	5,620,911	4,994,737

Total stockholders’ equity	696,937	690,463	678,062
Total liabilities and stockholders’ equity	$6,352,158	$6,311,374	$5,672,799

(1) The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits and $4 million in loans.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

				Annualized growth %
(Dollars in millions)	Sept. 30, 2014 Balance	June 30, 2014 Balance	Dec. 31, 2013 Balance	Quarter ended September 30, 2014	Year to date

Total residential mortgages	$1,446	$1,397	$1,384	14%	6%

Commercial real estate	1,595	1,579	1,417	4	17
Commercial and industrial loans	733	728	688	3	9
Total commercial loans	2,328	2,307	2,105	4	14

Home equity	316	310	307	8	4
Auto and other	463	436	385	26	27
Total consumer loans	779	746	692	18	17
Total loans	$4,553	$4,450	$4,181	9%	12%

DEPOSIT ANALYSIS

					Annualized growth %
(Dollars in millions)	Sept. 30, 2014 Balance	June 30, 2014 Balance	Acquired Balance (1)	Dec. 31, 2013 Balance	Quarter ended September 30, 2014	Year to date
Demand	$844	$795	$110	$678	25%	24%
NOW	420	417	80	354	3	19
Money market	1,395	1,425	124	1,384	(8)	1
Savings	475	479	36	431	(3)	10
Total non-maturity deposits	3,134	3,116	350	2,847	2	10

Total time deposits	1,429	1,363	90	1,002	19	43
Total deposits	$4,563	$4,479	$440	$3,849	8%	19%

(1) The Company acquired 20 branches in Central New York on January 17, 2014, including $440 million in deposits, as shown above, and $4 million in loans. Following the branch acquisition, year to date deposit growth is not annualized.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2014	2013	2014	2013
Interest and dividend income
Loans	$43,958	$50,025	$128,761	$142,549
Securities and other	8,098	4,479	24,265	12,533
Total interest and dividend income	52,056	54,504	153,026	155,082
Interest expense
Deposits	4,877	5,278	14,076	15,693
Borrowings	2,230	3,357	6,906	10,479
Total interest expense	7,107	8,635	20,982	26,172
Net interest income	44,949	45,869	132,044	128,910
Non-interest income
Loan related income	1,471	1,308	4,565	6,669
Mortgage banking income	994	444	2,057	4,790
Deposit related fees	6,449	4,559	18,498	13,623
Insurance commissions and fees	2,632	2,473	8,141	7,877
Wealth management fees	2,330	2,137	7,173	6,471
Total fee income	13,876	10,921	40,434	39,430
Other	520	832	1,446	1,722
Gain on sale of securities, net	245	361	482	1,366
Loss on termination of hedges	—	—	(8,792)	—
Total non-interest income	14,641	12,114	33,570	42,518
Total net revenue	59,590	57,983	165,614	171,428
Provision for loan losses	3,685	3,178	11,070	8,278
Non-interest expense
Compensation and benefits	20,665	18,506	60,803	54,398
Occupancy and equipment	6,780	5,614	20,250	17,119
Technology and communications	3,484	3,304	11,062	9,775
Marketing and promotion	659	590	1,801	1,831
Professional services	830	1,757	3,006	5,011
FDIC premiums and assessments	1,163	856	3,201	2,574
Other real estate owned and foreclosures	13	138	569	445
Amortization of intangible assets	1,236	1,307	3,816	4,029
Merger, restructuring and conversion expenses	238	6,516	6,729	12,355
Other	4,619	4,196	13,072	12,665
Total non-interest expense	39,687	42,784	124,309	120,202

Income before income taxes	16,218	12,021	30,235	42,948
Income tax expense	4,230	3,917	7,888	12,342
Net income	$11,988	$8,104	$22,347	$30,606

Earnings per share:
Basic	$0.48	$0.33	$0.90	$1.23
Diluted	$0.48	$0.33	$0.90	$1.22

Weighted average shares outstanding:
Basic	24,747	24,748	24,721	24,835
Diluted	24,861	24,873	24,835	25,001

(1) The Company acquired 20 branches in Central New York on January 17, 2014. The income statement for the three months ended March 31, 2014 includes operations of the branch acquisition beginning on that date.

(2) Merger, restructuring and conversion expenses include branch acquisition related expenses and bank charter change related expenses.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED - (F-4)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2014	2014	2014	2013	2013
Interest and dividend income
Loans	$43,958	$42,309	$42,494	$43,566	$50,025
Securities and other	8,098	8,866	7,301	5,093	4,479
Total interest and dividend income	52,056	51,175	49,795	48,659	54,504
Interest expense
Deposits	4,877	4,478	4,721	5,166	5,278
Borrowings	2,230	2,368	2,308	3,651	3,357
Total interest expense	7,107	6,846	7,029	8,817	8,635
Net interest income	44,949	44,329	42,766	39,842	45,869
Non-interest income
Loan related income	1,471	1,846	1,248	1,578	1,308
Mortgage banking income	994	691	372	445	444
Deposit related fees	6,449	6,610	5,439	4,717	4,559
Insurance commissions and fees	2,632	2,460	3,049	2,143	2,473
Wealth management fees	2,330	2,294	2,549	2,212	2,137
Total fee income	13,876	13,901	12,657	11,095	10,921
Other	520	402	524	1,227	832
Gain on sale of securities, net	245	203	34	3,392	361
Loss on termination of hedges	—	—	(8,792)	—	—
Total non-interest income	14,641	14,506	4,423	15,714	12,114
Total net revenue	59,590	58,835	47,189	55,556	57,983
Provision for loan losses	3,685	3,989	3,396	3,100	3,178
Non-interest expense
Compensation and benefits	20,665	20,279	19,859	16,736	18,506
Occupancy and equipment	6,780	6,656	6,814	5,421	5,614
Technology and communications	3,484	3,800	3,778	3,169	3,304
Marketing and promotion	659	621	521	765	590
Professional services	830	1,024	1,152	1,558	1,757
FDIC premiums and assessments	1,163	1,029	1,009	899	856
Other real estate owned and foreclosures	13	33	523	255	138
Amortization of intangible assets	1,236	1,274	1,306	1,239	1,307
Merger, restructuring and conversion expenses	238	190	6,301	2,493	6,516
Other	4,619	4,357	4,097	4,622	4,196
Total non-interest expense	39,687	39,263	45,360	37,157	42,784

Income (loss) before income taxes	16,218	15,583	(1,567)	15,299	12,021
Income tax expense (benefit)	4,230	4,119	(461)	4,762	3,917
Net income (loss)	$11,988	$11,464	$(1,106)	$10,537	$8,104

Earnings (losses) per share:
Basic	$0.48	$0.46	$(0.04)	$0.43	$0.33
Diluted	$0.48	$0.46	$(0.04)	$0.42	$0.33

Weighted average shares outstanding:
Basic	24,747	24,715	24,698	24,701	24,748
Diluted	24,861	24,809	24,698	24,857	24,873

(1) See notes on Page F-3

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - UNAUDITED - (F-5)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$4,810	$5,295	$6,071	$7,867	$8,487
Commercial real estate	12,192	12,583	13,036	13,739	13,800
Commercial and industrial loans	2,225	4,821	2,411	2,356	2,753
Consumer loans	3,660	3,359	3,846	3,493	3,227
Total non-accruing loans	22,887	26,058	25,364	27,455	28,267
Other real estate owned	4,854	2,445	2,418	2,758	3,561
Total non-performing assets	$27,741	$28,503	$27,782	$30,213	$31,828

Total non-accruing loans/total loans	0.50%	0.59%	0.60%	0.66%	0.70%
Total non-performing assets/total assets	0.44%	0.45%	0.46%	0.53%	0.58%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$34,353	$33,602	$33,323	$33,248	$33,248
Charged-off loans	(3,360)	(3,516)	(3,317)	(3,462)	(3,417)
Recoveries on charged-off loans	288	278	200	437	239
Net loans charged-off	(3,072)	(3,238)	(3,117)	(3,025)	(3,178)
Provision for loan losses	3,685	3,989	3,396	3,100	3,178
Balance at end of period	$34,966	$34,353	$33,602	$33,323	$33,248

Allowance for loan losses/total loans	0.77%	0.77%	0.79%	0.80%	0.83%
Allowance for loan losses/non-accruing loans	153%	132%	132%	121%	118%

NET LOAN CHARGE-OFFS
Residential mortgages	$(394)	$(602)	$(1,055)	$(564)	$(351)
Commercial real estate	(1,470)	(1,028)	(1,105)	(763)	(1,480)
Commercial and industrial loans	(687)	(1,341)	(215)	(1,042)	(940)
Home equity	(193)	(51)	(458)	45	(174)
Auto and other consumer	(328)	(216)	(284)	(701)	(233)
Total, net	$(3,072)	$(3,238)	$(3,117)	$(3,025)	$(3,178)

Net charge-offs (QTD annualized)/average loans	0.28%	0.31%	0.30%	0.31%	0.32%
Net charge-offs (YTD annualized)/average loans	0.29%	0.30%	0.30%	0.29%	0.28%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.32%	0.34%	0.37%	0.51%	0.42%
90+ Days delinquent and still accruing	0.12%	0.21%	0.22%	0.22%	0.29%
Total accruing delinquent loans	0.44%	0.55%	0.59%	0.73%	0.71%
Non-accruing loans	0.50%	0.59%	0.60%	0.66%	0.70%
Total delinquent and non-accruing loans	0.94%	1.14%	1.19%	1.39%	1.41%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED - (F-6)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2014	2014	2014	2013	2013

PER SHARE DATA
Core earnings, diluted	$0.46	$0.44	$0.42	$0.40	$0.43
Net earnings, diluted	0.48	0.46	(0.04)	0.42	0.33
Tangible book value	16.67	16.40	15.84	16.27	16.08
Total book value	27.69	27.49	26.99	27.08	26.98
Market price at period end	23.49	23.22	25.88	27.27	25.11
Dividends	0.18	0.18	0.18	0.18	0.18

PERFORMANCE RATIOS
Core return on assets	0.73%	0.71%	0.71%	0.73%	0.81%
Return on assets	0.77	0.75	(0.08)	0.77	0.61
Core return on equity	6.59	6.32	6.02	5.87	6.29
Core return on tangible equity	11.76	11.34	10.84	10.47	11.18
Return on equity	6.95	6.64	(0.64)	6.18	4.74
Net interest margin, fully taxable equivalent	3.20	3.26	3.35	3.26	3.93
Fee income/Net interest and fee income	23.59	23.87	22.84	21.78	19.23
Efficiency ratio	62.89	62.96	64.42	63.21	60.98

GROWTH
Total commercial loans, year-to-date (annualized)	14%	19%	9%	5%	1%
Total loans, year-to-date (annualized)	12	13	6	5	1
Total net revenues, year-to-date, compared to prior year	(3)	(7)	(17)	15	24
Earnings per share, year-to-date, compared to prior year	(27)	(54)	(110)	11	11
Core earnings per share, year-to-date, compared to prior year	(10)	(15)	(22)	(6)	3

FINANCIAL DATA (In millions)
Total assets	$6,352	$6,311	$6,010	$5,673	$5,450
Total earning assets	5,765	5,700	5,408	5,085	4,856
Total loans	4,553	4,450	4,243	4,181	4,024
Allowance for loan losses	35	34	34	33	33
Total intangible assets	277	279	280	271	272
Total deposits	4,563	4,479	4,219	3,849	3,882
Total stockholders’ equity	697	690	678	678	673
Total core income	11.4	10.9	10.4	10.0	10.7
Total net income	12.0	11.5	(1.1)	10.5	8.1

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.28%	0.31%	0.30%	0.31%	0.32%
Allowance for loan losses/total loans	0.77	0.77	0.79	0.80	0.83

CONDITION RATIOS
Stockholders’ equity to total assets	10.97%	10.94%	11.27%	11.95%	12.35%
Tangible stockholders’ equity to tangible assets	6.91	6.81	6.94	7.54	7.74
Investments to total assets	18.43	18.99	19.05	15.34	14.48
Loans/deposits	100	99	101	109	104

(1)         Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 & F-10. Tangible assets are total assets less total intangible assets.

(2)         All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

(3)         See note on tangible equity on pages F-9 & F-10.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - UNAUDITED - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands)	2014	2014	2014	2013	2013
Assets
Loans:
Residential mortgages	$1,412,720	$1,379,625	$1,379,266	$1,330,674	$1,247,661
Commercial real estate	1,579,258	1,488,462	1,420,382	1,381,628	1,353,923
Commercial and industrial loans	716,787	703,798	684,776	673,292	647,939
Consumer loans	763,296	729,654	699,598	687,540	651,565
Total loans	4,472,061	4,301,539	4,184,022	4,073,134	3,901,088
Securities	1,169,765	1,225,646	1,047,658	813,417	735,307
Short-term investments and loans held for sale	39,496	28,426	28,631	35,438	60,820
Total earning assets	5,681,322	5,555,611	5,260,311	4,921,989	4,697,215
Goodwill and other intangible assets	277,775	279,024	278,386	271,147	271,670
Other assets	305,698	311,176	312,145	305,617	317,722
Total assets	$6,264,795	$6,145,811	$5,850,842	$5,498,753	$5,286,607

Liabilities and stockholders’ equity
Deposits:
NOW	$417,802	$425,824	$409,631	$348,600	$345,682
Money market	1,405,454	1,448,624	1,490,408	1,392,570	1,329,591
Savings	480,036	481,790	463,615	435,766	442,408
Time	1,406,914	1,152,651	1,069,987	1,044,850	1,064,199
Total interest-bearing deposits	3,710,206	3,508,889	3,433,641	3,221,786	3,181,880
Borrowings	980,135	1,113,431	899,458	857,848	708,798
Total interest-bearing liabilities	4,690,341	4,622,320	4,333,099	4,079,634	3,890,678
Non-interest-bearing demand deposits	824,489	779,775	749,982	681,368	658,568
Other liabilities	60,088	52,712	76,258	56,261	52,874
Total liabilities	5,574,918	5,454,807	5,159,339	4,817,263	4,602,120

Total stockholders’ equity	689,877	691,004	691,503	681,490	684,487

Total liabilities and stockholders’ equity	$6,264,795	$6,145,811	$5,850,842	$5,498,753	$5,286,607

Supplementary data
Total non-maturity deposits	$3,127,781	$3,136,013	$3,113,636	$2,858,304	$2,776,249
Total deposits	4,534,695	4,288,664	4,183,623	3,903,154	3,840,448
Fully taxable equivalent income adjustment	859	852	718	639	652
Total average tangible equity	412,102	411,980	413,117	410,343	412,817

(1)         Average balances for securities available-for-sale are based on amortized cost. Total loans include non-accruing loans.

(2)         Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

(3)         The average balances of deposits include the deposits held for sale presented under other liabilities on the consolidated balance sheet.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS (Fully Taxable Equivalent - Annualized) - UNAUDITED - (F-8)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2014	2014	2014	2013	2013

Earning assets
Loans:
Residential mortgages	3.86%	3.99%	4.12%	3.98%	3.99%
Commercial real estate	4.21	4.16	4.44	4.73	5.80
Commercial and industrial loans	3.79	3.82	3.97	3.91	6.09
Consumer loans	3.34	3.49	3.56	4.01	4.39
Total loans	3.91	3.96	4.13	4.26	5.02
Securities	2.98	3.13	3.04	2.72	2.77
Short-term investments and loans held for sale	1.65	1.40	1.51	1.92	4.05
Total earning assets	3.70	3.76	3.89	3.97	4.66

Funding liabilities
Deposits:
NOW	0.17	0.15	0.15	0.18	0.18
Money market	0.37	0.36	0.37	0.44	0.44
Savings	0.14	0.16	0.16	0.16	0.16
Time	0.91	0.98	1.15	1.25	1.29
Total interest-bearing deposits	0.52	0.51	0.56	0.64	0.66
Borrowings	0.90	0.85	1.04	1.69	1.88
Total interest-bearing liabilities	0.60	0.59	0.66	0.86	0.88

Net interest spread	3.10	3.17	3.23	3.11	3.78
Net interest margin	3.20	3.26	3.35	3.26	3.93

Cost of funds	0.51	0.51	0.56	0.73	0.75
Cost of deposits	0.43	0.42	0.46	0.53	0.55

(1) Cost of funds includes all deposits and borrowings.

(2) The average yields of deposits include the deposits held for sale.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)		2014	2014	2014	2013	2013
Net income (loss)		$11,988	$11,464	$(1,106)	$10,537	$8,104
Adj: Gain on sale of securities, net		(245)	(203)	(34)	(3,392)	(361)
Adj: Loss on termination of hedges		—	—	8,792	—	—
Adj: Merger and acquisition expenses		—	52	3,637	932	1,307
Adj: Restructuring, conversion and other expenses (5)		238	138	2,665	1,561	5,709
Adj: Out-of-period adjustment (6)		—	—	1,381	—	(2,222)
Adj: Income taxes		(612)	(536)	(4,923)	364	(1,788)
Total core income	(A)	$11,369	$10,915	$10,412	$10,002	$10,749

Total revenue		$59,590	$58,835	$47,189	$55,556	$57,983
Adj: Gain on sale of securities, net		(245)	(203)	(34)	(3,392)	(361)
Adj: Loss on termination of hedges		—	—	8,792	—	—
Adj: Out-of-period adjustment (6)		—	—	1,381	—	(2,222)
Total core revenue		$59,345	$58,632	$57,328	$52,164	$55,400

Total non-interest expense		$39,687	$39,263	$45,360	$37,157	$42,784
Less: Total non-core expense (see above)		(238)	(190)	(6,302)	(2,493)	(7,016)
Core non-interest expense		$39,449	$39,073	$39,058	$34,664	$35,768

(Dollars in millions, except per share data)
Total average assets	(B)	$6,265	$6,146	$5,851	$5,499	$5,287
Total average stockholders’ equity	(C)	690	691	692	681	684
Total average tangible stockholders’ equity	(D)	412	412	413	410	413
Total tangible stockholders’ equity, period-end (7)	(E)	420	411	398	407	401

Total common shares outstanding, period-end (thousands)	(F)	25,173	25,115	25,105	25,036	24,952
Average diluted shares outstanding (thousands) (8)	(G)	24,861	24,809	24,833	24,857	24,873

Core earnings per share, diluted	(A/G)	$0.46	$0.44	$0.42	$0.40	$0.43
Tangible book value per share, period-end	(E/F)	$16.67	$16.40	$15.84	$16.27	$16.08

Core return on assets	(A/B)	0.73%	0.71%	0.71%	0.73%	0.81%
Core return on equity	(A/C)	6.59	6.32	6.02	5.87	6.29
Core return on tangible equity (4)	(A/D)	11.76	11.34	10.84	10.47	11.18
Efficiency ratio (1)		62.89	62.96	64.42	63.21	60.98

Supplementary data
Tax credit benefit of tax shelter investments		$555	$555	$555	$80	$458
Intangible amortization		$1,236	$1,274	$1,306	$1,239	$1,307

(1)         Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)         Quarterly data may not sum to year-to-date data due to rounding.

(4)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)         Bank charter change related expenses and prior period variable compensation are shown above under restructuring, conversion and other expenses.

(6)         The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)         Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.

(8)         Average diluted shares computed for core earnings per share differ from GAAP average diluted shares, in the first quarter of 2014, due to the GAAP net loss compared to core net income for the period.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - UNAUDITED - (F-10)

		At or for the Nine Months Ended
		Sept. 30,	Sept. 30,
(Dollars in thousands)		2014	2013
Net income		$22,347	$30,606
Adj: Gain on sale of securities, net		(482)	(1,366)
Adj: Loss on termination of hedges		8,792	—
Adj: Merger and acquisition expenses		3,689	12,355
Adj: Restructuring, conversion and other expenses (5)		3,041	500
Adj: Out-of-period adjustment (6)		1,381	(1,287)
Adj: Income taxes		(6,071)	(4,116)
Total core income	(A)	$32,697	$36,692

Total revenue		$165,614	$171,428
Adj: Gain on sale of securities and other non-recurring gain, net		(482)	(1,366)
Adj: Loss on termination of hedges		8,792	—
Adj: Out-of-period adjustment (6)		1,381	(1,287)
Total core revenue		$175,305	$168,775

Total non-interest expense		$124,310	$120,202
Less: Total non-core expense (see above)		(6,730)	(12,855)
Core non-interest expense		$117,580	$107,347

(Dollars in millions, except per share data)
Total average assets	(B)	$6,087	$5,242
Total average stockholders’ equity	(C)	691	673
Total average tangible stockholders’ equity	(D)	412	401
Total tangible stockholders’ equity, period-end (7)	(E)	420	401
Total common shares outstanding, period-end (thousands)	(F)	25,173	24,952
Average diluted common shares outstanding (thousands)	(G)	24,835	25,001

Core earnings per common share, diluted	(A/G)	$1.32	$1.47
Tangible book value per common share, period-end	(E/F)	$16.67	$16.08

Core return on assets	(A/B)	0.72%	0.93%
Core return on equity	(A/C)	6.31	7.27
Core return on tangible equity (4)	(A/D)	11.31	13.02
Efficiency ratio (1)		63.41	60.04

Supplementary data
GAAP return on assets		0.49%	0.47%
GAAP return on equity		4.31	3.66
Net interest margin		3.27	2.58
Tax credit benefit of tax shelter investments		$1,664	$1,374
Intangible amortization		$3,816	$4,029

(1)         Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments. The Company uses this non-GAAP measure to provide important information regarding its operational efficiency.

(2)         Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)         Quarterly data may not sum to year-to-date data due to rounding.

(4)         Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)         Bank charter change related expenses and prior period variable compensation are shown above under restructuring, conversion and other expenses.

(6)         The out of period adjustments shown above relate to interest income earned on loans acquired in bank acquisitions.

(7)         Total tangible stockholders’ equity is computed by taking total stockholders’ equity less the intangible assets at period-end.